News Release

Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Reports First Quarter 2014 Results; Continues Positive Momentum
•	First Quarter 2014 results from continuing operations included:
o	Net sales of $166.8 million, up 2.3 percent from Q1 2013
o	Operating income of $6.6 million, up from a loss of $4.8 million in Q1 2013
o	Net loss of $0.07 per share, up from a loss of $0.31 per share in Q1 2013
o	Adjusted EBITDA of $18.0 million, up 119.5 percent from Q1 2013
•	Strong liquidity maintained due to effective working capital management
•	Margin improvements reflect impact of capital investments, improved cost structure, and operational performance

EVANSVILLE, Ind. – April 28, 2014 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Results
First quarter 2014 net sales from continuing operations were $166.8 million, compared with $163.0 million in the same period in 2013, an increase of 2.3 percent, primarily reflecting increased OEM production across the Wheels and Gunite businesses.  The Company achieved operating income of $6.6 million for the quarter, compared to an operating loss of $4.8 million in the first quarter of 2013.  The Company reported a net loss from continuing operations of $3.3 million, or $0.07 per share, during the quarter, compared to a net loss of $14.8 million, or $0.31 per share, in 2013.  First quarter Adjusted EBITDA more than doubled year-over-year to $18.0 million, or 10.8 percent of net sales, compared to $8.2 million, or 5.0 percent of net sales, in the same quarter of 2013.  As of March 31, 2014, Accuride had $21.6 million of cash plus $41.3 million in availability under its ABL Credit Facility, for total liquidity of $62.9 million.

Commenting on Accuride’s first-quarter results and business conditions, President and CEO Rick Dauch said, “Accuride continued to build momentum financially and operationally during the quarter.  Our reduced cost structure and greater operating efficiencies enabled each of our business units to further expand margins, despite sales that were only up slightly year-over-year. This steady improvement is consistent with the growth in profitability we expect to generate as our end markets continue their recovery.  Particularly notable was the continued resurgence of Gunite, which achieved an Adjusted EBITDA margin of nearly 10 percent due to its lowered breakeven point and higher mix of aftermarket business.  This conversion level supports our target for Gunite to become a 10 to 12 percent Adjusted EBITDA business in 2014.  In addition, liquidity remained strong at $62.9 million, despite the quarter’s seasonal weakness and payment of our semi-annual bond obligation.”

Industry Conditions
Net orders for the Class 8 and Class 5-7 commercial vehicle segments that Accuride supplies posted strong gains in the first quarter, growing 35.3 percent and 20.4 percent, respectively, year-over-year.  Strong fleet profitability and aging equipment are fueling the replacement trend.  Meanwhile, trailer orders stand at their highest level since August 2006.  As a result, first-quarter Class 8 and Class 5-7 production increased 22.1 percent and 12.2 percent, respectively, over the first quarter of 2013, while trailer production was essentially flat year-over-year.  Based on the continued strong order rate, we anticipate higher OEM build rates over the next few quarters, particularly within the Class 8 segment.  Demand in Brillion’s core industrial end markets, however, remained soft in the first quarter and is not expected to recover until 2015-16.

First Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $92.2 million, down $1.0 million, or 1.1 percent, from the same period in 2013, primarily due to market share changes amongst truck OEMs and reduced OEM light duty and military demand, partially offset by stronger OEM truck and trailer demand.  Wheels’ Adjusted EBITDA was $19.2 million, an increase of $3.2 million, or 20.0 percent, from the first quarter of 2013.  Accuride successfully introduced and launched its revolutionary new Steel Armor™ coating technology in January.  The new industry benchmark, Steel Armor™ is designed to combat corrosion and its proprietary formula adds up to two years to steel wheel life – greatly reducing fleet maintenance costs.

Gunite
Gunite segment net sales were $44.0 million, up $4.6 million, or 11.7 percent, from the first quarter of 2013, attributable primarily to stronger aftermarket demand for brake drums.  Gunite’s Adjusted EBITDA was $4.3 million, compared to a negative $0.6 million in the first quarter of 2013.  Gunite’s results reflect the operational improvements from capital investments and consolidation of operations.

Brillion Iron Works
Brillion Iron Works’ first quarter net sales were $30.6 million, up $0.2 million, or 0.6 percent, from the first quarter of 2013.  Brillion’s Adjusted EBITDA was $2.4 million, an increase of $0.7 million, from the first quarter of 2013.  The improved operating performance at Brillion reflects the impact of our efforts to continuously reduce cost through LEAN manufacturing initiatives and the competitive new collective bargaining agreements reached with the U.S. Steelworkers and the International Association of Machinists. While improving, Brillion’s results continue to be impacted by weak demand in its core industrial, construction, mining, and oil and gas markets.

Liquidity and Debt
As of March 31, 2014, total debt was $340.4 million, consisting of $305.4 million of our outstanding 9.5% senior secured notes, net of discount, and a $35.0 million draw on our ABL Credit Facility.  Accuride had $21.6 million of cash plus $41.3 million in availability under its ABL Credit Facility, for total liquidity of $62.9 million.

Business and Market Outlook
“After more than a year of challenging market conditions, we are starting to experience a real and significant upturn in the North American commercial vehicle industry,” Rick Dauch said.  “Demand for new equipment was up significantly in the first quarter, with order trends pushing backlog-to-build ratios to three- and four-year highs.  This should translate into more robust production schedules at our OEM customers as 2014 progresses.  Further, one of the toughest winters in recent memory is expected to fuel strong aftermarket demand at Gunite.  With our investments to “Fix and Grow” the company substantially behind us, Accuride is well poised to capitalize on – and profitably grow in – the strengthening market environment. Restoring our operational performance and capabilities to world class levels lowered our cost structure and made us competitive again.  Our business unit margins will further expand in 2014 as we compete for, and win, new business opportunities and convert them into bottom-line results.  Longer term, we are working closely with select strategic customers to explore opportunities to support their needs globally.”

2014 Financial Guidance
Accuride Chief Financial Officer Greg Risch stated, “Based on the strengthening market conditions and our improved operating performance, we expect our results to be at the high end of our current earnings guidance stated below.  If industry conditions continue to improve, we will revisit our guidance at our next quarterly earnings call.”

Accuride expects 2014 net sales of $650 million to $685 million, and Adjusted EBITDA of $60 million to $70 million.  This 2014 guidance is based on North American Class 8 production levels in range of 260,000 to 275,000 units, North American Class 5-7 production levels in the range of 200,000 to 215,000 units and North American Trailer production in the range of 235,000 to 245,000 units.  In addition, management expects the net sales for its Brillion business unit to be flat compared to 2013 as its end markets are not expected to recover until 2015-16.

Earnings Conference Call Information
Accuride will host a conference call to discuss the financial and operational results of its First Quarter 2014 on Monday, April 28, 2014, beginning at 9:00 a.m. Central Time.  Analysts and investors may participate on the conference call by dialing (800) 708-4539 in the United States, or (847) 619-6396 internationally, and using participant code 37084551.  A live webcast of the conference call can be accessed via the Investors section of the company’s website – www.AccurideCorp.com/investors.  Digital playback of the call will be available from April 28, 2014, at 11:30 a.m. CDT until 11:59 p.m. CDT, May 5, 2014, by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, using access code 37084551.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company’s products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, and BrillionTM. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

 Three Months Operating Results

	Three Months Ended March 31,
(Dollars in thousands)	2014		2013

Net sales:
Wheels	$92,218	55.3%	$93,162	57.1%
Gunite	43,973	26.4%	39,396	24.2%
Brillion Iron Works	30,593	18.3%	30,429	18.7%
Total net sales	$166,784	100.0%	$162,987	100.0%

Gross Profit	$17,023	10.2%	$6,278	3.9%

Income (loss) from Operations:
Wheels	$9,742	10.6%	$5,743	6.2%
Gunite	3,278	7.5%	(1,777)	(4.5)%
Brillion Iron Works	1,275	4.2%	575	1.9%
Corporate / Other	(7,726)	—	(9,338)	—
Consolidated Total	$6,569	3.9%	$(4,797)	(2.9)%

Net Loss	$(3,573)	(2.1)%	$(15,947)	(9.8)%

Adjusted EBITDA:
Wheels	$19,196	20.8%	$16,040	17.2%
Gunite	4,317	9.8%	(564)	(1.4)%
Brillion Iron Works	2,414	7.9%	1,720	5.7%
Corporate / Other	(7,971)	—	(8,969)	—
Continuing Operations	$17,956	10.8%	$8,227	5.0%

Imperial Group	—	—	(821)	(2.8)%
Consolidated Total	$17,956	10.8%	$7,406	3.8%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended March 31,
(In thousands, except per share data)	2014	2013

NET SALES	$166,784	$162,987
COST OF GOODS SOLD	149,761	156,709
GROSS PROFIT	17,023	6,278
OPERATING EXPENSES:
Selling, general and administrative	10,454	11,075
INCOME (LOSS) FROM OPERATIONS	6,569	(4,797)
OTHER INCOME (EXPENSE):
Interest expense, net	(8,420)	(8,694)
Other income (loss), net	(530)	145
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(2,381)	(13,346)
INCOME TAX PROVISION	904	1,409
LOSS FROM CONTINUING OPERATIONS	(3,285)	(14,755)
DISCONTINUED OPERATIONS, NET OF TAX	(288)	(1,192)
NET LOSS	$(3,573)	$(15,947)
Weighted average common shares outstanding—basic	47,596	47,453
Basic loss per share – continuing operations	$(0.07)	$(0.31)
Basic loss per share – discontinued operations	(0.01)	(0.03)
Basic loss per share	$(0.08)	$(0.34)
Weighted average common shares outstanding—diluted	47,596	47,453
Diluted loss per share – continuing operations	$(0.07)	$(0.31)
Diluted loss per share – discontinued operations	(0.01)	(0.03)
Diluted loss per share	$(0.08)	$(0.34)
OTHER COMPREHENSIVE INCOME:
Defined benefit plans	333	331
COMPREHENSIVE LOSS	$(3,240)	$(15,616)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2014	2013

Net loss	$(3,573)	$(15,947)
Income tax expense	904	1,409
Interest expense, net	8,420	8,694
Depreciation and amortization	10,272	11,431
Restructuring, severance and other charges1	627	411
Other items related to our credit agreement2	1,306	1,408
Adjusted EBITDA	$17,956	$7,406

Note:
1)
For the three months ended March 31, 2014, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.6 million in costs associated with restructuring items.  For the three months ended March 31, 2013, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.4 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2014, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $1.3 million.  For the three months ended March 31, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $1.4 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended March 31, 2014
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$9,742	$7,907	$1,547	$19,196
Gunite	3,278	789	250	4,317
Brillion Iron Works	1,275	1,109	30	2,414
Corporate / Other	(7,726)	456	(701)	(7,971)
Continuing Operations	$6,569	$10,261	$1,126	$17,956

Imperial Group	(11)	11	—	—
Consolidated Total	$6,558	$10,272	$1,126	$17,956

	Three Months Ended March 31, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$5,743	$8,238	$2,059	$16,040
Gunite	(1,777)	963	250	(564)
Brillion Iron Works	575	1,115	30	1,720
Corporate / Other	(9,338)	744	(375)	(8,969)
Continuing Operations	$(4,797)	$11,060	$1,964	$8,227

Imperial Group	(1,192)	371	—	(821)
Consolidated Total	$(5,989)	$11,431	$1,964	$7,406

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(In thousands)	2014	2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,640	$33,426
Customer and other receivables	83,295	59,520
Inventories	45,309	39,329
Other current assets	15,805	16,993
Total current assets	166,049	149,268
PROPERTY, PLANT AND EQUIPMENT, net	218,527	219,624
OTHER ASSETS:
Goodwill and other assets	242,180	242,885
TOTAL	$626,756	$611,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$63,061	$47,527
Other current liabilities	36,057	42,472
Total current liabilities	99,118	89,999
LONG-TERM DEBT	340,446	330,183
OTHER LIABILITIES	128,302	129,711
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	58,890	61,884
TOTAL	$626,756	$611,777

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